Exhibit 5





March 31, 2000


Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

     Re: Registration Statement on Form S-8 of Summit Bancorp. Relating to 8,650,000 Shares of Summit Bancorp. Common Stock Issuable under the Summit Bancorp. 1999 Non-Executive Option Plan.

Gentlemen:

         This opinion is given in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") by Summit Bancorp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to an aggregate of 8,650,000 shares of the Company's Common Stock, par value $.80 per share (the "Shares"), which may be offered pursuant to the Summit Bancorp. 1999 Non-Executive Option Plan (the "Plan") through exercise of stock options granted under the Plan ("Options"), to certain employees of the Company and of any subsidiary or parent corporation of the Company.

         I have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, I have made such investigation, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection therewith I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of fact material to such opinion, I have relied upon representations of officers or representatives of the Company.

         Based upon the foregoing, I am of the opinion that the Shares will be, when issued , delivered and paid for in accordance with the terms of the Options under the Plan, be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to any and all references to me in the Prospectus which is part of said Registration Statement, should there be any.

                                           Very truly yours,



                                           /s/ Richard F. Ober, Jr.